Exhibit 10.2

AMENDMENT NO. 1

TO

CONVERTIBLE PROMISSORY NOTE

This Amendment No. 1 to Convertible Promissory Note (this “Amendment”), dated as of May 21, 2021 (the “Effective Date”), is entered into by and between Grom Social Enterprises, Inc., a Florida corporation (the “Company”), and Quick Capital, LLC, a Wyoming limited liability company (the “Holder”).

RECITALS

WHEREAS, the Holder is the owner of that certain Convertible Promissory Note, dated December 17, 2020 issued by the Company to the Holder (the “Original Note”);

WHEREAS, Section IV.3 of the Original Note provides that the provisions of the Original Note may only be amended by an instrument in writing signed by the Company and the Holder; and

WHEREAS, the Company and the Holder desire to amend the Original Note to change the variable conversion price contained therein to a fixed conversion price upon the request of a national exchange for the Company’s uplisting purposes.

NOW THEREFORE, in consideration of the mutual promises contained in this Amendment and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Holder, intending to be legally bound, hereby agree as follows:

AGREEMENT

1.	Capitalized Terms. Except as may be expressly provided herein, all capitalized terms used herein shall have the meanings assigned to them in the Original Note.

2.	Amendment to Section 1.2(b). The parties desire to change the Variable Conversion Price set forth in the Original Note to a fixed Conversion Price, and as such Section 1.2(b) is hereby amended and restated to now read in its entirety as follows:

(b)       Fixed Conversion Price. At any time, and from time to time, the Holder may utilize the Fixed Conversion Price for conversions of this Note into Common Stock. The Fixed Conversion Price shall be a rate per share equal to $0.04 (the “Fixed Conversion Price”). As used in this Note hereafter, “Closing Price” means, for any security as of any date, the closing bid price as reported on the Over-the-Counter Bulletin Board (the “OTCBB”), OTCQB or applicable trading market or exchange as reported by a reliable reporting service designated by the Holder or, if the OTCBB is not the principal trading market for such security, the closing bid price of such security on the principal securities exchange or trading market where such security is quoted, listed or traded. “Trading Day” shall mean any day on which the Common Stock is tradable for any period on the OTCBB, OTCQB or on the principal securities exchange or other securities market on which the Common Stock is then being quoted or traded.

3.	Amendment to Section 1.2. In connection with the amendment affected by Section 2 of this Amendment above, the parties desire to also amend all uses and references of the term “Variable Conversion Price” to read “Fixed Conversion Price” set forth in the Original Note, and as such, all references/usage of the phrase “Variable Conversion Price” contained in the first paragraph of Section 1.2 of the Original Note is hereby amended and replaced to read “Fixed Conversion Price”.

1

4.	Conforming Changes. All provisions in the Original Note and any amendments, attachments, schedules or exhibits thereto in conflict with this Amendment shall be and hereby are changed to conform to this Amendment.

5.	Full Force and Effect. All other terms of the Original Note are not amended hereby and shall remain in full force and effect, except as otherwise set forth in this Amendment. The parties hereby ratify and confirm the terms and conditions of the Original Note, as supplemented and amended by this Amendment.

6.	Recitals. The Recitals above are true and correct and are hereby incorporated by reference.

7.	Applicable law. The substantive laws of the applicable state, as well as terms regarding forum and jurisdiction, as originally provided in the Original Note shall govern the construction of this Amendment and the rights and remedies of the parties hereto.

8.	Fees. The Company shall immediately pay to the Holder $650 on the Effective Date to cover the Holder’s legal expenses in connection with the preparation of this Amendment.

9.	Counterparts. This Amendment may be executed in counterparts (including by means of facsimile or electronic transmission), each of which shall be deemed an original but all of which, when taken together, will constitute one and the same agreement.

** Signature Page Follows **

2

IN WITNESS WHEREOF, the Company and the Holder have made and executed this Amendment effective as of the Effective Date.

COMPANY: Grom Social Enterprises, Inc. By: /s/ Mel Leiner Name: Mel Leiner, Executive Vice President Title: CEO	HOLDER: Quick Capital, LLC By: /s/ Eilon D. Natan Name: Eilon D. Natan Title: Manager

3